Exhibit 3.1 Amended and Restated Articles of Incorporation of Annapolis National Bancorp, Inc.

                          MARYLAND PUBLICK BANKS, INC.

                ARTICLES OF AMENDMENT AND RESTATEMENT OF CHARTER

       (Under Section 2-609 of the Corporations and Associations Article)


         Maryland Publick Banks, Inc., a Maryland corporation having its principal office in Anne Arundel County, Maryland (the "Corporation") hereby certifies to the State Department of Assessments and Taxation of Maryland that:


         FIRST: Article I of the Corporation's Charter is hereby amended to read as follows:


                                    ARTICLE I

                                      Name

The name of the corporation is Annapolis National Bancorp, Inc.


         SECOND: Article II of the Corporation's Charter is hereby amended to read as follows:


                                   ARTICLE II

                                Principal Office

         The address of the Corporation's initial principal office in the State of Maryland is 180 Admiral Cochrane Drive, Suite 300, Annapolis, Maryland 21401.


         THIRD: Article IV of the Corporation's Charter is hereby amended to read as follows:


                                   ARTICLE IV

                                 Resident Agent

         The name of the initial resident agent of the Corporation in the State of Maryland is John W. Marhefka, Jr., whose address is the same as that of the Corporation's principal office. The resident agent is a citizen of the State of Maryland and actually resides therein.


         FOURTH: Article VI of the Corporation's Charter is hereby renumbered as
Article V and amended by striking out the first sentence and inserting in its place the following:

                                    ARTICLE V

                                  Capital Stock

         The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 15,000,000, of which 10,000,000 are to be shares of common stock, $.01 par value per share, and of which 5,000,000 are to be shares of serial preferred stock, $.01 par value per share.


         FIFTH: The total number of shares of stock of all classes that the Corporation had authority to issue immediately before the foregoing amendment was 3,000,000, of which 2,000,000 shares were Common Stock, par value $.01 per share, and 1,000,000 shares were Serial Preferred Stock, par value $.01 per share. The aggregate par value of all shares of stock of all classes was $30,000.


         SIXTH: The total number of shares of stock of all classes that the Corporation has authority to issue, as amended, is 15,000,000, of which 10,000,000 shares shall be Common Stock, par value $.01 per share, and 5,000,000 shares shall be Serial Preferred Stock, par value $.01 per share. The aggregate par value of all shares of stock of all classes is $150,000.


         SEVENTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of each class of stock of the Corporation were not changed by the foregoing amendment.


         EIGHTH: All of the foregoing amendments to the Corporation's Charter were advised by the Board of Directors and approved by the stockholders of the Corporation.

         NINTH: The Charter of the Corporation is hereby restated to read as follows:



                        AMENDED ARTICLES OF INCORPORATION

                                       OF

                        ANNAPOLIS NATIONAL BANCORP, INC.


                                    ARTICLE I

                                      Name

         The name of the corporation is Annapolis National Bancorp, Inc.



                                   ARTICLE II

                                Principal Office

         The address of the Corporation's initial principal office in the State of Maryland is 180 Admiral Cochrane Drive, Suite 300, Annapolis, Maryland 21401.



                                   ARTICLE III

                                     Powers

         The purpose for which the Corporation is organized is to act as a bank holding company and to transact all other lawful business for which corporations may be incorporated pursuant to the General Laws of the State of Maryland. The Corporation shall have all the powers of a corporation organized under the General Laws of the State of Maryland.



                                   ARTICLE IV

                                 Resident Agent

         The name of the initial resident agent of the Corporation in the State of Maryland is John W. Marhefka, Jr., whose address is the same as that of the Corporation's principal office. The resident agent is a citizen of the State of Maryland and actually resides therein.

                                    ARTICLE V

                                  Capital Stock

         The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 15,000,000, of which 10,000,000 are to be shares of common stock, $.01 par value per share, and of which 5,000,000 are to be shares of serial preferred stock, $.01 par value per share. The shares may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without the approval of the shareholders except as otherwise provided in this Article VI or the rules of a national securities exchange, if applicable. The consideration for the issuance of the shares shall be paid to or received by Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of the shares, other than cash, shall be determined by the board of directors in accordance with the General Laws of the State of Maryland. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

         A  description  of the  different  classes  and  series (if any) of the
Corporation's capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

         A. Common Stock. Except as provided in these Articles, the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holders.

         Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirements payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when as declared by the board of directors of the Corporation.

         In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

         Each share of common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation.

         B. Serial Preferred Stock. Except as provided in these Articles, the board of directors of the Corporation is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereof, including, but not limited to determination of any of the following:

         1. the distinctive serial designation and the number of shares constituting such series;

         2. the dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

         3. the voting powers, full or limited, if any, of the shares of such series;

         4. whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed;

         5. the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

         6. whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;

         7. whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class of classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

         8. the subscription or purchase price and form of consideration for which the shares of such series shall be issued; and

         9. whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

         Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series.

                                   ARTICLE VI

                                Preemptive Rights

         No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of any class or series or carrying any right to purchase stock of any class or series; but any such unissued stock, bonds, certificates or indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to resolution of the board of directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.


                                   ARTICLE VII

                              Repurchase of Shares

         The Corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the shareholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law.



                                  ARTICLE VIII

                                Cumulative Voting

         There shall be no cumulative voting by shareholders of any class or series in the election of directors of the Corporation.



                                   ARTICLE IX

                      Notice for Nominations and Proposals

         A. Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of shareholders may be made by the board of directors of the Corporation or by any shareholder of the Corporation entitled to vote generally in the election of directors. In order for a shareholder of the Corporation to make any such nominations and/or proposals, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than thirty days nor more than sixty days prior to any such meeting; provided, however, that if less than forty days notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders. Each such notice given by a shareholder with respect to nominations for the election of directors shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

         B. Each such notice given by a shareholder to the Secretary with respect to business proposals to bring before a meeting shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (iv) any material interest of the shareholder in such business. Notwithstanding anything in these Articles to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Article.

         C. The Chairman of the annual or special meeting of shareholders may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the shareholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of shareholders for the purpose of considering such defective nomination or proposal.



                                    ARTICLE X

                                    Directors

         A. Number; Vacancies. The number of directors of the Corporation shall be such number, not less than three nor more than fifteen (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation, voting separately as a class), as shall be provided from time to time in or in accordance with the bylaws, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Vacancies in the board of directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified.

         B. Classified Board. At the first annual meeting of shareholders of the Corporation, the board of directors of the Corporation shall be divided into three classes of directors which shall be designated Class I, Class II and Class
III. The members of each shall be elected for a term of three years and until their successors are elected and qualified. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, with the terms of office of all members of one class expiring each year. Should the number of directors not be equally divisible by three, the excess director or directors shall be assigned to Classes I or III as follows: (i) if there shall be an excess of one directorship over a number equally divisible by three, such extra directorship shall be classified in Class I; and (ii) if there be an excess of two directorships over a number equally divisible by three, one shall be classified in Class I and the other in Class II. At the first annual meeting of shareholders, directors of Class I shall be elected to hold office for a term expiring at the first succeeding annual meeting thereafter, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting thereafter, and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. Thereafter, at each succeeding annual meeting, directors of each class shall be elected for three-year terms. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

         Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph. The board of directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

         Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall consist of said directors so elected in addition to the number of directors fixed as provided above in this Article X. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding meeting of shareholders.



                                   ARTICLE XI

                              Removal of Directors

         Notwithstanding any other provision of these Articles or the bylaws of the Corporation, any director or the entire board of directors of the Corporation may be removed, at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this Article XI shall not apply with respect to the director or directors elected by such holders of preferred stock.



                                   ARTICLE XII

                                 Indemnification

         The Corporation shall indemnify to the fullest extent permissible under the Maryland General Corporation Law any individual who is or was a director, officer, employee, or agent of the Corporation, and any individual who serves or served at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, in any proceeding in which the individual is made a party as a result of his service in such capacity. An individual will not be indemnified if it is proved that the act or omission at issue was material to the cause of action adjudicated in the subject proceeding and that (i) it was committed in bad faith, or (ii) it was the result of active and deliberate dishonesty, or
(iii) the individual actually received an improper personal benefit in money, property, or services, or (iv) in the case of a criminal proceeding, the individual had reasonable cause to believe that the act or omission was unlawful.



                                  ARTICLE XIII

               Limitations on Liability of Officers and Directors

         An officer or director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of their fiduciary duty as an officer or director, unless: (i) it is proved that the individual officer or director actually received an improper benefit or profit in money, property or services from the Corporation; or (ii) a judgment or other final adjudication adverse to the individual officer or director is entered in a proceeding based on a finding in the proceeding that the individual's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. If the Maryland General Corporation Law is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the Maryland General Corporation Law, as so amended.

         Any  repeal  or  modification   of  the  foregoing   paragraph  by  the
shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE XIV

                               Amendment of Bylaws

         In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the Corporation.
Notwithstanding any other provision of these Articles or the bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law), the bylaws shall not be made, repealed, altered, amended or rescinded by the shareholders of the Corporation except by the vote of the holders of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting), or, as set forth above, by the board of directors.

                                   ARTICLE XV

                     Amendment of Articles of Incorporation

         The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in these Articles in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles VIII, IX, X, XI, XII, XIII, XIV and this Article XV of these Articles may not be repealed, altered, amended or rescinded in any respect unless the same is approved by the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting).

         IN WITNESS WHEREOF, Annapolis National Bancorp, Inc. has caused these Articles of Amendment and Restatement of Charter to be signed in its name and on its behalf by its President and Chief Executive Officer and attested by its Secretary on June __, 1997.


                                           ANNAPOLIS NATIONAL BANCORP, INC.



                                       By:
                                           -------------------------------------
                                           John W. Marhefka
                                           President and Chief Executive Officer

Attest:


--------------------------------
Lori J. Mueller
Secretary

         THE UNDERSIGNED, President and Chief Executive Officer of Maryland Publick Banks, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment and Restatement of Charter, of which this certificate is made a part, hereby acknowledges, in the name on behalf of said corporation, the foregoing Articles of Amendment and Restatement of Charter to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                       -------------------------------------
                                       John W. Marhefka, Jr.
                                       President and Chief Executive Officer